Exhibit 3.11

ARTICLES OF ORGANIZATION
OF
IOC — BLACK HAWK DISTRIBUTION COMPANY, LLC
A COLORADO LIMITED LIABILITY COMPANY

The undersigned, being a natural person of at least 18 years of age, acting as organizer, hereby forms a limited liability company by virtue of the Colorado Limited Liability Company Act, Colo. Rev. Stat. 7-80-101 et seq., as amended (the “Act”) and adopts the following Articles of Organization for such limited liability company.

ARTICLE I
Name

The name of the limited liability company is IOC — Black Hawk Distribution Company, LLC (the “Company”).

ARTICLE II
Principal Place of Business

The principal place of business of the Company is 1641 Popps Ferry Road, Suite B-1, Biloxi, Mississippi 39532.

ARTICLE III
Registered Agent

The registered agent of the Company in Colorado is CT Corporation.  The business address of the registered agent is 1675 Broadway, Suite 1200, Denver, Colorado 80202.

ARTICLE IV
Purpose

The Company is organized for any legal and lawful purpose pursuant to the Act.

ARTICLE V
Management of the Company

The Company shall be managed by its sole member.  The sole member of the Company shall be ISLE OF CAPRI BLACK HAWK, L.L.C. (the “Member”), whose address is 1641 Popps Ferry Road, Suite B-1, Biloxi, Mississippi 39532.

ARTICLE VI
Transfer Restrictions

The following transfer restrictions are imposed with respect to the Company:

The Company shall not issue any voting securities or other voting interests, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder.  The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the Company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the Company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaining Act and the regulations promulgated thereunder.  Any transfer in violation thereof shall be void until (a) the Company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of the Company is unsuitable to hold such securities or other voting interests, then the Company may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person’s investment in the Company, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Colorado Limited Gaming Control Commission) within sixty (60) days after the finding of unsuitability.  Until such voting securities or other voting interests are owned by persons found by the Colorado Limited Gaming Control Commission to be suitable to own them, (a) the Company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Company entitled to vote, and (c) the Company shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is:  c/o Brownstein Hyatt & Farber, P.C., 410 17th Street, Suite 2200, Denver, CO, 80202, Attention:  Aaron M. Hyatt, Esq.

IN WITNESS WHEREOF, I have signed these Articles of Organization this 22nd day of February, 2002, and I affirm, under penalty of perjury, that the facts stated herein are true.

/s/ Aaron M. Hyatt
Aaron M. Hyatt, Organizer
c/o Brownstein Hyatt & Farber, P.C.
410 17th Street, Suite 2200
Denver, Colorado 80202